SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14 (C)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐     Preliminary Information Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)

☒     Definitive Information Statement

XRPRO SCIENCES, INC.

(Exact name of registrant as specified in its charter)

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☐    Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined): 0

4) Proposed maximum aggregate value of transaction: 0

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☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration No.:

3) Filing Party:

4) Date Filed

One Kendall Square, Suite B2002

Cambridge, Massachusetts 02139

(617) 631-8825

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

To the Shareholders of XRpro Sciences, Inc.:

This information statement is furnished to the shareholders of XRpro Sciences, Inc., a Delaware corporation (“XRpro” or the “Corporation”), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our voting stock authorizing the board of directors of XRpro (the “Board”), to change the name of the Corporation to Icagen, Inc. (the “Name Change”).   XRpro has obtained the approval of the Name Change by written consent of a majority of the stockholders that are the record owners of 3,303,737 shares of common stock which represent approximately 50.2% of the voting power of XRpro stockholders as of July 23, 2015.  The Name Change cannot be effectuated until 20 days after the mailing of this information statement and after the filing of the amended Certificate of Incorporation with Secretary of State of the State of Delaware.   A copy of the certificate of amendment affecting the Name Change is attached to this information statement as Exhibit A.

XRPRO IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power satisfies all applicable shareholder voting requirements, we are not asking for a proxy: please do not send us one.

Only shareholders of record at the close of business on July 23, 2015 shall be given a copy of the Information Statement.  The date on which this information statement will be sent to shareholders will be on or about August 10, 2015.

The accompanying information statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

/s/ Timothy Tyson

Timothy Tyson

Non-Executive Chairman of the Board

Cambridge, Massachusetts

August 4, 2015

This information statement is being furnished to all holders of the Common Stock of XRpro as of July 23, 2015 in connection with the action taken by written consent of holders of approximately 50.2% of the outstanding voting power of XRpro to authorize the Board to effectuate the Name Change.

ITEM 1.

INFORMATION STATEMENT

This information statement is furnished to the shareholders of XRpro Sciences, Inc., a Delaware corporation (“XRpro” or the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our voting stock authorizing the Board, to effectuate the name change of the Company to Icagen, Inc. (the “Name Change”).   XRpro has obtained the approval of the Name Change by written consent of the shareholders that are the record owners of 3,303,737 shares of Common Stock which represent approximately 50.2% of the voting power as of July 24, 2015.

The Name Change cannot be effectuated until 20 days after the mailing of this information statement and after the filing of the amended Certificate of Incorporation with Secretary of State of the State of Delaware with respect to the Name Change.   The amendment to the Certificate of Incorporation is to effectuate the Name Change. A copy of the certificate of amendment effecting the Name Change is attached to this information statement as Exhibit A.

The date on which this information statement will be sent to shareholders will be on or about August 10, 2015.

This information statement is being furnished to all holders of the voting securities of XRpro as of July 23, 2015.

The Board and persons owning a majority of the outstanding voting securities of XRpro, have unanimously adopted, ratified and approved the proposed action by the Board.  No other votes are required or necessary.

The Quarterly Report on Form 10-Q for quarterly period ended March 31, 2015 and the Annual Report on Form 10-K for the year ended December 31, 2014, and any reports on Form 8-K filed by XRpro during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives.  XRpro is presently current in the filing of all reports required to be filed by it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (617) 631-8825. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to XRpro’s Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Name Change. The Company’s Certificate of Incorporation does not authorize cumulative voting. As of the record date, the Company had 6,586,457 voting shares of Common Stock issued and outstanding and 400,000 shares of Series A Preferred Stock (“Series A Shares”) designated, of which 105,000 shares were outstanding and 3,000,000 shares of Series B Preferred Stock (“Series B Shares”) designated, none of which are outstanding. The Common Stock was entitled to one vote per share or 6,586,457 votes and the Series A Shares is entitled to one vote per share of 105,000 votes.  An aggregate of 3,239,354 votes are required to pass the Name Change. The consenting shareholders are entitled to 3,303,737 votes, which represents approximately 50.2% of the issued and outstanding votes with respect to the Company’s shares of Common Stock and preferred stock.  The consenting shareholders voted in favor of the Name Change described herein in a unanimous written consent, dated July 24, 2015.

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AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Purpose: The Board has unanimously adopted a resolution seeking shareholder approval to amend the Certificate of Incorporation to change the Company’s name to “Icagen, Inc.” The Board believes that the Name Change is in the Company’s best interest and will support the rebranding of the Company and its public relations campaign. Since the recent acquisition of certain assets of Icagen, Inc. from Pfizer, Inc., including the name Icagen, the Company’s focus has been shifted to the combination of the Icagen scientific expertise and extensive portfolio of assays and cell lines with XRpro’s proprietary x-ray fluorescence technology. Based on the foregoing, the Board also believes that the name change more accurately reflects the business operations of the Company.

Effect: A change in the Company’s name will most likely result in a change to the Company’s CUSIP number.  Shareholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number.  Shareholders should not encounter difficulty in selling or transferring shares as a result of the change in name or CUSIP number.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the name change. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

THE BOARD’S RECOMMENDATION AND SHAREHOLDER APPROVAL

On July 23, 2015, the Board voted to authorize and seek approval of our shareholders of an amendment to our Certificate of Incorporation to change our name to Icagen, Inc. In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of stock was required to approve the change the name of the Company. Because holders of approximately 50.2% of our voting power signed a written consent in favor of the amendment to the Certificate of Incorporation, we are authorized to amend the Certificate of Incorporation to change the name of the Company to Icagen, Inc.  The Name Change will be effective upon the filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to shareholders.

The information contained in this information statement constitutes the only notice we will be providing shareholders.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED NAME CHANGE

Q:   Why is the Board proposing and recommending the name of the Company be changed?

A:   Since the recent acquisition of certain assets of Icagen, Inc. from Pfizer, Inc., including the name Icagen, the Company’s focus has been shifted to the combination of the Icagen scientific expertise and extensive portfolio of assays and cell lines with XrPro’s proprietary x-ray fluorescence technology. The Board believes that the name change will support the rebranding of the Company and its public relations campaign. Accordingly, the Board believes that the corporate name “Icagen, Inc.” will better portray and convey the Company’s identity.

Q.   Has the Board approved the proposal to conduct the proposed Name Change?

A.  All members of the Board have approved the proposal to authorize the Board to effectuate the Name Change as is in the best interest of the Company and the best interest of the current shareholders of the Company.

Q.   What vote of the shareholder will result in the proposal being passed?

A.   To approve the proposal, the affirmative vote of a majority of the voting rights of the Common Stock and other shares holding voting rights is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of Company.

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Q.   Who is paying for this Information Statement?

A.   The Company will pay for the delivery of this information statement.

Q.   Whom should I contact if I have additional questions?

A:    Richie Cunningham, Chief Executive Officer of XRpro, One Kendall Square, Suite B2002, Cambridge, Massachusetts, 02139, (617) 631-8825.

VOTE REQUIRED FOR APPROVAL

Section 242 of the Delaware General Corporation Law (“DGCL”) provides an outline of the scope of the amendments of the Certificate of Incorporation allowed a Delaware corporation. This includes the amendments discussed herein.  The procedure and requirements to effect an amendment to the Certificate of Incorporation of a Delaware corporation are set forth in Section 242.  Section 242 provides that proposed amendments must first be adopted by the Board and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

The Board of XRpro has adopted, ratified and approved the Name Change of XRpro to Icagen, Inc. and submitted the proposed Name Change to the shareholders for their approval.  The securities that are entitled to vote to amend XRpro’s Certificate of Incorporation consist of issued and outstanding shares of XRpro’s Common Stock outstanding on July 23, 2015 and shares of its Series A Preferred Stock outstanding on July 23, 2015, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to XRpro’s Certificate of Incorporation.

DISSENTER'S RIGHTS OF APPRAISAL

The DGCL does not provide for dissenter's rights in connection with the proposed amendment of the Certificate of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board fixed the close of business on July 23, 2015 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, XRpro had: (i) 50,000,000 shares of Common Stock authorized with a stated par value of $0.001, of which 6,586,457 shares were issued and outstanding and (ii) 10,000,000 shares of preferred stock authorized with a stated par value of $.001, of which 400,000 were designated Series A Shares and 105,000 shares were issued and outstanding and 3,000,000 shares were designated Series B Shares and no shares were issued an outstanding.   The holders of shares of Common Stock are entitled to one vote per share on matters to be voted upon by shareholders.   The holders of shares of Series A Shares are entitled to one vote per share on matters to be voted upon by shareholders The holders of shares of Common Stock are entitled to receive pro rata dividends, when and if declared by the board in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock.

Dividends on the Common Stock are declared by the Board. Payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the DGCL and will be determined by the Board. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

Shareholders and the holders of a controlling interest equaling in excess of a majority of the voting power of XRpro, as of the record date, have consented to the proposed amendments to the Certificate of Incorporation. The shareholders have consented to the action required to adopt the amendment of XRpro's Certificate of Incorporation to authorize the Name Change.  This consent was sufficient, without any further action, to provide the necessary shareholder approval of the action.

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SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT SHAREHOLDERS

The following table sets forth information, as of July 23, 2015, or as otherwise set forth below, with respect to the beneficial ownership of our Common Stock and Series A Shares: (i) all persons known to us to be the beneficial owners of more than 5% of the outstanding shares of our Common Stock and Series A Shares; (ii) each of our directors and our executive officers named in the Summary Compensation Table; and (iii) all of our directors and our executive officer as a group. The address of each beneficial owner is One Kendall Square, Suite B2002, Cambridge, Massachusetts 02139.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock Included		Percentage of Common Stock Beneficially Owned (1)

Richard Cunningham	-	(3)	-
Mark Korb	-	(4)	-
Dr. Benjamin Warner	1,602,403	(5)	24.3%
Edward Roffman	48,723	(6)	*
Clive Kabatznik	140,000	(7)	2.1%
Vincent Palmieri	200,664	(8)	3.0%
Michael Taglich	726,375	(9)	10.6%
Timothy C. Tyson	231,710	(10)	3.5%
Robert Taglich	588,535	(11)	8.7%
Joseph Abrams	390,802	(12)	5.9%
Joel J. Bellows	105,000	(13)	1.6%
All officers and directors as a group (7 persons)	2,949,872		40.2%

* less than 1%

(1)	Based on 6,586,457 shares of Common Stock outstanding as of July 23, 2015.
(2)	Each share of Series A Preferred Stock has the right to one vote per share and will vote together with the Common Stock.
(3)	Mr. Cunningham was awarded an option exercisable for 250,000 shares of Common Stock on the closing date of XRpro’s private placement, the final closing of which was consummated on January 7, 2015 (the “Private Placement”), of which 50,000 shares vest on November 24, 2015, 150,000 vest monthly during months 13 through 48 of the term of his employment agreement, and 50,000 vest on the four year anniversary of his employment agreement.
(4)	Mr. Korb is employed by First South Africa Management which owns 50,000 shares of Common Stock and options exercisable for 75,000 shares of Common Stock, all of which are vested, refer note 7 below.
(5)	The share ownership includes 1,497,385 shares of Common Stock. Also includes warrants to purchase 12,518 Common Stock, which were issued with the Series A Preferred Stock. 54,135 shares of Common Stock and the warrants are held jointly by Dr. Warner and his wife, Ellen McBee. In March 2013 Dr. Warner was issued options exercisable for 92,500 Common Stock all of which are vested.
(6)	The share ownership includes 10,000 shares of Common Stock. On May 1, 2012, Mr. Roffman was issued options exercisable for 15,000 shares of Common Stock of which all are vested. In addition, on April 1, 2014, Mr. Roffman was issued options exercisable for 10,000 shares of Common Stock of which 4,167 are vested and 556 will vest in the next 60 days. In June 2015, Mr. Roffman was issued 19,000 shares of stock, vesting pro rata on a quarterly basis over a one year period commencing June 30, 2015.
(7)	The share ownership includes 50,000 shares owned by First South Africa Management. On March 14, 2013 First South Africa Management was issued options exercisable for 75,000 Common Stock of which all are vested. Also includes warrants to purchase 15,000 shares of Common Stock which were issued with Bridge note funding provided to the Company. Mr. Kabatznik has the sole voting and dispositive power with respect to the securities held by First South Africa Management.

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(8)	The share ownership includes 53,308 shares of Common Stock and warrants to purchase 69,763 shares of Common Stock issued with the Series B Preferred Stock, bridge notes which were converted into Series B Preferred Stock and private placement fees earned on that issuance. In addition on April 1, 2014, Mr. Palmieri was issued options exercisable for 10,000 shares of Common Stock of which 4,167 are vested and 556 will vest in the next 60 days. Includes warrants exercisable for 5,565 shares of Common Stock that were acquired in the Private Placement. Mr. Palmieri also received warrants exercisable for 67,305 shares of Common Stock issued as compensation in connection with the Private Placement and for advisory services.
(9)	The share ownership includes 431,885 shares of Common Stock, which includes (i) 41,298 shares of Common Stock and (ii) 16,933 shares of Common Stock that Mr. Taglich holds jointly with Claudia Taglich; (iii) 65,084 shares of Common Stock held in the TAG/Kent Partnership, an entity controlled by Mr. Taglich, (iv) 285,714 shares of Common Stock that were acquired by Mr. Taglich’s Keogh account in the Private Placement, and (v) 22,856 shares of Common Stock acquired by four custodial accounts for Mr. Taglich’s minor children in the Private Placement. The share ownership also includes (i) warrants exercisable for 71,429 shares of Common Stock issued with the Common Stock acquired by Mr. Taglich’s Keogh account, (ii) warrants exercisable for 33,572 shares of Common Stock for Common Stock acquired by the Tag/Kent Partnership, (iii) warrants exercisable for 5,716 shares of Common Stock issued with the Common Stock acquired by the four custodial accounts for Mr. Taglich’s minor children, (iv) warrants exercisable for 84,444 shares of Common Stock issued as compensation in connection with the Private Placement and for advisory services, (v) warrants exercisable for 30,677 shares of Common Stock issued with the Series B Preferred Stock, and (vi) additional warrants to purchase 63,929 shares of Common Stock issued with bridge notes which were converted into Series B Preferred Stock and private placement fees earned on that issuance. In addition on April 1, 2014, Mr. Taglich was issued options exercisable for 10,000 shares of Common Stock of which 4,167 are vested and 556 will vest in the next 60 days.
(10)	On October 1, 2013, Mr. Tyson was issued options exercisable for 10,000 shares of Common Stock of which 5,834 have already vested and 556 will vest in the next sixty days. In addition on April 1, 2014, Mr. Tyson was issued options exercisable for 66,000 shares of Common Stock of which 41,250 are vested and 5,500 will vest in the next 60 days. Includes 142,856 shares of Common Stock acquired in the Private Placement and warrants exercisable for 35,714 shares of Common Stock that were acquired in the Private Placement that was consummated on January 7, 2015.
(11)	The share ownership includes 66,696 shares of Common Stock and 285,714 shares of Common Stock held by an IRA for the benefit of Mr. Taglich and warrants exercisable for 71,429 shares of Common Stock acquired by the IRA for the benefit of Mr. Taglich, warrants exercisable for 70,091 shares of Common Stock issued as compensation in connection with the Private Placement and for advisory services, warrants exercisable for 30,000 shares of Common Stock issued with bridge notes which were converted to series B Preferred stock, 30,677 shares of Common Stock issued with the Series B Preferred Stock and warrants exercisable for 33,928 shares of Common Stock as placement agent and advisory fees in connection with the Series B Preferred Stock issuance.
(12)	The share ownership includes 316,372 shares of Common Stock held in the Joseph W and Patricia G Abrams Family Trust and warrants exercisable for 21,930 shares of Common Stock which were issued with the Series A Preferred Stock. Mr. Abrams was issued options exercisable for 52,500 shares of Common stock, all of which are vested.
(13)	Includes 105,000 shares of Series A Preferred Stock (100% of all outstanding Series A Preferred Stock) owned by Mr. Joel Bellows which are convertible into 52,500 shares of Common Stock.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed name change or in any action covered by the related resolutions adopted by the Board, which is not shared by all other shareholders.

Delaware Anti-Takeover Provisions

The anti-takeover provisions of Section 203 of the Delaware General Corporation Law apply to us.  Section 203 of the Delaware law prohibits XRpro from engaging in any business combination with any interested shareholder (any shareholder who owns or owned more than 15% of any stock or any entity related to a 15% shareholder ) for a period of three years following the time that such shareholder became an interested shareholder, unless:

(1) Prior to such time the Board approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

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(2) Upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of XRpro outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested shareholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3) At or subsequent to such time the business combination is approved by the Board and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our annual report on Form 10-K for period ending December 31, 2014 and our quarterly report on Form 10-Q for the quarterly period ended March 31, 2015. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

XRpro Sciences, Inc.

One Kendall Square, Suite B2002

Cambridge, Massachusetts 02139

(617) 631-8825

As we obtained the requisite shareholder vote for the amendment to the Plan described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of Common Stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Dated: August 4, 2015

By Order of the Board of Directors

/s/ Timothy Tyson

Timothy Tyson, Non-Executive Chairman of the Board

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Exhibit A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

XRPRO SCIENCES, INC.

XRPRO SCIENCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST: That the Certificate of Incorporation is hereby amended by replacing ARTICLE FIRST in its entirety with:

“FIRST: The name of the corporation is Icagen, Inc.”

SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Mark Korb, its Chief Financial Officer, this _____ day of August, 2015.

/s/ Mark Korb
Mark Korb Chief Financial Officer

A-1

Exhibit B

STATEMENT OF ACTION

BY WRITTEN CONSENT OF A

MAJORITY OF THE STOCKHOLDERS OF

XRPRO SCIENCES, INC.

The undersigned, being holders of in excess of a majority of the stockholders of XRpro Sciences, Inc., a Delaware corporation (the "Corporation"), and acting hereunder without the convening of a formal meeting pursuant to Section 228 of the Delaware General Corporation Law, do hereby consent in writing to and adopt the following resolutions:

WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to amend the Corporation’s Certificate of Incorporation to change the Corporation’s name to Icagen, Inc.

RESOLVED, THEREFORE, that the amendment to the Corporation’s Certificate of Incorporation to change the Corporation’s name to Icagen, Inc., be, and hereby is, approved.

IN WITNESS WHEREOF, the undersigned majority stockholders of the Corporation have executed this Statement of Action by Written Consent as of the 24th day of July, 2015.

/s/ Benjamin Warner
Benjamin Warner individually and as joint owner with Ellen McBee

/s/ Michael Taglich
Michael Taglich individually and as joint owner with Claudia Taglich, on behalf of his KEOGH, as trustee on behalf of his four children’s custodial accounts and on behalf of Tag/Kent Partnership

/s/ Robert Taglich
Robert Taglich on his own behalf and on behalf of his IRA

/s/ Paul Seid
Paul Seid individually and on behalf of two irrevocable trusts for his children, as Trustee

/s/ Robert deBruyn
Robert deBruyn on behalf of Bebruyn Holdings, Inc., the Tracey H Debruyn Trust and the Robert L Debruyn Trust, as Trustee

/s/ Andres Kurita
Andrew Kurita on behalf of Kettle Hill Partners, LP and Kettle Hill Partners II, LP

/s/ Dennis Fortin
Dennis Fortin

/s/ Vincent Palmieri
Vincent Palmieri

B-1

TYSON REVOCABLE TRUST

By:	/s/ Timothy Tyson
Timothy Tyson, Trustee

JOHN R BERTSCH TRUST

By:	/s/ John R. Bertsch
John R. Bertsch, Trustee

JOSEPH W & PATRICIA G ABRAMS TRUST

By:	/s/ Joseph Abrams
Joseph Abrams, Trustee

B-2